UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SCHRÖDINGER, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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120 West 45th Street, 17th Floor

New York, NY 10036

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 17, 2021

Dear Stockholders:

You are cordially invited to virtually attend the 2021 annual meeting of stockholders, or the Annual Meeting, of Schrödinger, Inc. To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, the Annual Meeting will be held via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/SDGR2021 on Thursday, June 17, 2021 at 10:00 a.m., Eastern time.

At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.

Election of two Class I directors, Ramy Farid and Gary Ginsberg, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders and until his respective successor has been duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We intend to hold an in-person meeting next year.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxyvote.com. The board of directors recommends that you vote “FOR” each of the Class I directors (Proposal 1) and “FOR” the ratification of the appointment of the independent registered public accounting firm (Proposal 2) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we plan to send to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of the proxy statement and our annual report for the fiscal year ended December 31, 2020, or the 2020 Annual Report. We plan to mail the Notice of Availability on or about April 28, 2021, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report, and a form of proxy card.

Stockholders of record at the close of business on April 19, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders during the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,
/s/ Yvonne Tran

Yvonne Tran Chief Legal Officer and Corporate Secretary

New York, New York

April 28, 2021

Important Notice Regarding Internet Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be held on June 17, 2021: The attached proxy statement and our 2020 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available for viewing, printing and downloading at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Schrödinger, Inc., 120 West 45th Street, 17th Floor, New York, New York 10036, Attention: Investor Relations. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING2

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS8

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 202112

CORPORATE GOVERNANCE14

EXECUTIVE AND DIRECTOR COMPENSATION21

TRANSACTIONS WITH RELATED PERSONS33

PRINCIPAL STOCKHOLDERS38

DELINQUENT SECTION 16(A) REPORTS41

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS42

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING43

OTHER MATTERS44

120 West 45th Street, 17th Floor

New York, NY 10036

(212) 295-5800

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 17, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Schrödinger, Inc., or the Annual Meeting, to be held on Thursday, June 17, 2021 at 10:00 a.m., Eastern time. To support the health and well-being of our stockholders, employees and directors in light of the coronavirus (COVID-19) pandemic, the Annual Meeting will be held via the Internet at www.virtualshareholdermeeting.com/SDGR2021. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The board of directors of Schrödinger, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting and at any adjournment or postponement of that meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Schrödinger,” “the Company,” “we,” “us,” “our” and similar terms refer to Schrödinger, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendations of our board of directors.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020, or the 2020 Annual Report. We plan to mail the Notice of Availability on or about April 28, 2021, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 17, 2021:

This proxy statement and our 2020 Annual Report are

available for viewing, printing and downloading at www.proxyvote.com.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request Schrödinger, Inc., 120 West 45th Street, 17th Floor, New York, NY 10036, Attention: Investor Relations. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: What is the Purpose of the Annual Meeting?

A: At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.

Election of two Class I directors, Ramy Farid and Gary Ginsberg, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders and until his respective successor has been duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Q: How Does the Board of Directors Recommend that I Vote on the Proposals?

A: Our board of directors unanimously recommends that you vote:

FOR the election of the two nominees to serve as Class I directors on our board of directors, each for a three-year term expiring at the 2024 annual meeting of stockholders and until his respective successor has been duly elected and qualified; and

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

How Can I Access the Proxy Materials?

The proxy materials, including this proxy statement, a proxy card and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Q: Who Can Vote at the Annual Meeting?

A: Only stockholders at the close of business on the record date of April 19, 2021 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and/or limited common stock that they held on that date. As of April 19, 2021, there were 61,326,315 shares of our common stock issued and outstanding and 9,164,193 shares of our limited common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Each share of limited common stock is entitled to one vote on each matter properly brought before the Annual Meeting, except for the election or removal of directors. Accordingly, each share of limited common stock is not entitled to vote on Proposal No. 1 but may vote on Proposal No. 2.

Q: What is the Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”?

A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How Do I Vote?” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction form provided to you by that organization.

Q: Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

A: We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we plan to mail to our stockholders and beneficial owners of our capital stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2020 Annual Report. We are sending the Notice of Availability on or about April 28, 2021. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com.

Q: Why is the Annual Meeting a Virtual, Online Meeting?

A: To support the health and well-being of our stockholders, employees and directors in light of the COVID-19 pandemic, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2021. We have designed the virtual annual meeting to provide stockholders with the same rights and opportunities to participate as stockholders would have had at an in person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to hold an in-person annual meeting in 2022.

Q: How Do I Virtually Attend the Annual Meeting?

A: The Annual Meeting will be a virtual meeting and you may not attend in person. The Annual Meeting will start at 10:00 a.m., Eastern time, on June 17, 2021.

You may log on to the virtual meeting at www.virtualshareholdermeeting.com/SDGR2021 starting 30 minutes before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern time, on June 17, 2021. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions and technical support contact information, which will be provided to you at the virtual meeting website listed above.

Q: How Do I Vote?

A: If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 1-800-690-6903 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 16, 2021, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 16, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If you choose to vote online during the Annual Meeting, you may vote your shares electronically while virtually attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, will be forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Q: Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

A: No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

Q: How Do I Submit a Question for the Annual Meeting?

A: Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using our Annual Meeting platform at www.virtualshareholdermeeting.com/SDGR2021. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2021. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Q: May I See a List of Stockholders Entitled to Vote as of the Record Date?

A: A list of stockholders as of the close of business on the record date will be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2021.

Q: How Many Shares Must Be Represented to Have a Quorum and Hold an Annual Meeting of Stockholders?

A: A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person, present by means of remote communication or represented by proxy. Where a separate vote by a class of capital stock is required by law or our restated certificate of incorporation, the holders of a majority in voting power of the shares of such class of the capital stock issued and outstanding and entitled to vote on such matter, present in person, present at the meeting in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. Shares present virtually during the Annual Meeting will be considered shares present by means of remote communication at the meeting. Our board of directors has authorized the means of remote communication by which we plan to conduct the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Q: What Ballot Measures are Considered “Discretionary” versus “Non-Discretionary”?

A: The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters if no voting instructions have been provided. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 2.

Q: What Vote Is Required to Elect a Director and to Ratify the Appointment of KPMG LLP?

A: A nominee will be elected as a director in an uncontested election if the votes cast “for” such nominee’s election by the stockholders entitled to vote exceed the votes cast “against” the nominee’s election (Proposal No. 1). Stockholders are not entitled to vote any shares of limited common stock in an election of directors. Abstentions and broker non-votes will not be counted as votes “for” or “against” such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 1.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) requires the affirmative vote of a majority of the shares of capital stock present or represented by proxy and voted “for” or “against” such matter. Abstentions and broker non-votes will not be counted as votes cast or voted on Proposal No. 2. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 2.

Q: What Happens if an Incumbent Director Nominee Fails to Receive More “For” Votes than “Against” Votes in an Uncontested Election?

A: Under our majority vote standard for the election of directors, the votes cast “for” a nominee must exceed the votes cast “against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “against” votes than “for” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the board of directors his or her offer to resign from the board. The nominating and corporate governance committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the board of directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the vote “against” the director, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant. The board of directors will then act on the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our amended and restated bylaws or may decrease the size of our board of directors. Our Corporate Governance Guidelines are posted on our website at www.schrodinger.com.

Q: How Are the Votes Counted?

A: Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Q: Can I Revoke My Proxy and Can I Change My Vote?

A: If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How Do I Vote?” section above;

•	by voting online at the Annual Meeting using the procedures described in the “How Do I Vote?” section above; or

•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Q: What are the Costs of Proxy Solicitation?

A: We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Q: Where Can I Find the Voting Results?

A: We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We may remain an emerging growth company until December 31, 2025, although if we become a “large accelerated filer” or if we have annual gross revenues of $1.07 billion or more in any fiscal year, we would cease to be an emerging growth company as of December 31 of the applicable year. We also would cease to be an emerging growth company if we issue more than $1.0 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Ramy Farid, Gary Ginsberg and Timothy M. Wright, and their term expires at the Annual Meeting;

•	the Class II directors are Jeffrey Chodakewitz, Michael Lynton and Nancy Thornberry, and their term expires at the annual meeting of stockholders to be held in 2022; and

•	the Class III directors are Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, and their term expires at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of common stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Ramy Farid and Gary Ginsberg for election as Class I directors at the Annual Meeting. Messrs. Farid and Ginsberg are both presently directors, and have indicated a willingness to continue to serve as directors, if elected. Dr. Wright will not stand for re-election at the Annual Meeting.

Our board of directors has reduced the size of the board of directors to eight members effective immediately following the completion of Dr. Wright’s term at the Annual Meeting.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class I Directors

Biographical information as of April 15, 2021, including principal occupation and business experience during the last five years, for our nominees for election as  Class I directors at the Annual Meeting is set forth below.

Ramy Farid, Ph.D., age 56, has served as our president since January 2008, our chief executive officer since January 2017 and as a member of our board of directors since December 2012. Dr. Farid has been with our company for over 19 years and served as senior vice president from January 2005 to December 2007, vice president, scientific development and product management from January 2003 to December 2004 and product manager from January 2002 to December 2002. Dr. Farid serves on the board of directors of multiple biotechnology companies co-founded by us, and previously served on the board of directors of Morphic Holding, Inc., a biotechnology company. Prior to joining our company, Dr. Farid was an assistant professor in the Chemistry Department at Rutgers University. Dr. Farid received a B.S. in Chemistry from the University of Rochester and a Ph.D. from the California Institute of Technology, and he was a National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics at the University of Pennsylvania. We believe that Dr. Farid’s extensive knowledge of our company and current role as our president and chief executive officer qualifies him to serve on our board of directors.

Gary Ginsberg, age 58, has served as a member of our board of directors since April 2020. Mr. Ginsberg served as the senior vice president and global head of communications at SoftBank Group Corp., or Softbank, an investment bank from November 2018 until December 2020. Before joining SoftBank, Mr. Ginsberg served as executive vice president of corporate marketing and communications at Time Warner Inc., a media company, from February 2011 to August 2018. Prior to that, Mr. Ginsberg spent 11 years at News Corporation, a media company, most recently as executive vice president of global marketing and corporate affairs and a member of the office of the chairman. Mr. Ginsberg currently serves on the board of directors of Townsquare Media, Inc., a publicly traded media company. Mr. Ginsberg also served on the board of directors of Synacor, Inc. from January 2012 to June 2020. Mr. Ginsberg received an A.B. in History from Brown University and a J.D. from Columbia University School of Law. We believe that Mr. Ginsberg’s business and leadership experience qualifies to him to serve on our board of directors.

The board of directors recommends voting “FOR” the election of Ramy Farid and Gary Ginsberg as Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

Biographical information as of April 15, 2021, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors (Term Expires at 2022 Annual Meeting of Stockholders)

Jeffrey Chodakewitz, M.D., age 65, has served as a member of our board of directors since April 2020. Dr. Chodakewitz has served as senior advisor to Blackstone Life Sciences, a life sciences fund, since March 2019. Before joining Blackstone Lifesciences, Dr. Chodakewitz served as executive vice president, clinical medicine and external innovation, at Vertex Pharmaceuticals Incorporated, or Vertex, a publicly traded pharmaceutical company, from April 2018 to March 2019. Dr. Chodakewitz served as executive vice president, global medicines development and medical affairs, and chief medical officer of Vertex from October 2014 to March 2018. Dr. Chodakewitz served as senior vice president and chief medical officer of Vertex from January 2014 to October 2014. Prior to joining Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co., Inc., a pharmaceutical company, where he held a variety of roles including vice president of clinical research—infectious diseases & vaccines, vice president of clinical pharmacology/early stage development, senior vice president of late stage development, and senior vice president of global scientific strategy (infectious diseases, respiratory/immunology). Dr. Chodakewitz currently serves on the board of directors of Adicet Bio, Inc. (formerly known as resTORbio, Inc.), a publicly traded biopharmaceutical company, and Freeline Therapeutics Holdings plc, a publicly traded biopharmaceutical company. Dr. Chodakewitz also served as a member of the board of directors of Tetraphase Pharmaceuticals, Inc., a then publicly-traded biopharmaceutical company, from June 2014 to July 2020. Dr. Chodakewitz received a B.S. in Biochemistry from Yale University and an M.D. from the Yale University School of Medicine. We believe that Dr. Chodakewitz’s experience with pharmaceutical and biotechnology companies qualifies him to serve on our board of directors.

Michael Lynton, age 61, has served as a member of our board of directors since January 2018 and chairman of our board of directors since October 2018. Mr. Lynton served as chief executive officer of Sony Entertainment Inc., an international entertainment company, from April 2012 to August 2017, as chairman and chief executive officer of Sony Pictures Entertainment Inc., from January 2004 to May 2017 and as chief executive officer of Sony Corporation of America, from March 2012 to August 2017. Mr. Lynton currently serves as chairman of the board of directors of Snap Inc., a publicly traded technology company, and Warner Music Group Corp., a publicly traded media company, and as a member of the board of directors of Ares Management Corporation, a publicly traded, global alternative asset manager, The Boston Beer Company, Inc., a publicly traded beverage company, and Pearson plc., a publicly traded publishing and education company. Mr. Lynton’s term on the board of Pearson plc will end in June 2021. Mr. Lynton also served as a member on the board of directors of Pandora Media, Inc. from August 2017 to February 2019. Mr. Lynton received a B.A. in History and Literature from Harvard College and an M.B.A. from

Harvard Business School. We believe that Mr. Lynton’s public company board and management experience and his extensive business and leadership experience qualifies him to serve as chairman of our board of directors.

Nancy Thornberry, age 64, has served as a member of our board of directors since September 2019. Ms. Thornberry has served as chief executive officer of Kallyope, Inc., a biotechnology company, since November 2015. Between August 2013 and October 2015, Ms. Thornberry was self-employed as a consultant to companies in the biotechnology and pharmaceutical industries. Prior to that, Ms. Thornberry spent over 30 years at Merck, a pharmaceutical company, where she held a variety of positions including senior vice president and franchise head, diabetes and endocrinology, from April 2011 to July 2013, senior vice president and franchise head, diabetes and obesity, from September 2009 to April 2011, vice president, worldwide basic research head, diabetes and obesity, from February 2007 to September 2009 and executive director, metabolic disorders, from 2004 to February 2007, among other positions. Ms. Thornberry currently serves on the board of directors of Denali Therapeutics Inc., a publicly traded biopharmaceutical company. Ms. Thornberry received a B.S. in Chemistry and Biology from Muhlenberg College. We believe Ms. Thornberry’s scientific background and experience in the life sciences industry qualifies her to serve on our board of directors

Class III Directors (Term Expires at 2023 Annual Meeting of Stockholders)

Richard A. Friesner, Ph.D., age 68, has served as a member of our board of directors since August 1990, when he co-founded us. Dr. Friesner is currently the William P. Schweitzer professor of chemistry at Columbia University, the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and he has served as a professor of chemistry at Columbia University since September 1990. Dr. Friesner is a Fellow of the American Academy of Sciences and a member of the National Academy of Sciences. Dr. Friesner received a B.S. in Chemistry from the University of Chicago and a Ph.D. in Chemistry from the University of California, Berkeley. We believe that Dr. Friesner’s extensive experience in theoretical chemistry and his extensive knowledge of our company since inception, as well as his distinguished scientific record, qualifies him to serve on our board of directors.

Rosana Kapeller-Libermann, M.D., Ph.D., age 57, has served as a member of our board of directors since January 2019. Dr. Kapeller-Libermann has served as president and chief executive officer of Rome Therapeutics, Inc., a therapeutics company, since April 2019. She has also served as an entrepreneur in residence at GV, a venture capital investment arm of Alphabet Inc. since November 2018. Prior to that, Dr. Kapeller-Libermann served as founding chief scientific officer of Nimbus Therapeutics, or Nimbus, a biotechnology company, from February 2010 to March 2018. Prior to joining Nimbus, she served as vice president of research at Aileron Therapeutics, Inc., a biopharmaceutical company, from August 2005 to September 2009. Dr. Kapeller-Libermann received an M.D. from Universidade do Estado do Rio de Janeiro and a Ph.D. in Molecular and Cellular Physiology from Tufts University. We believe Dr. Kapeller-Libermann’s scientific experience in the field of drug discovery and extensive experience working with life sciences companies qualifies her to serve on our board of directors.

Gary Sender, age 59, has served as a member of our board of directors since July 2019. Mr. Sender previously served as chief financial officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company, from May 2016 to March 2021. Prior to joining Nabriva, Mr. Sender served as chief financial officer and executive vice president at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as senior vice president, finance at Shire plc., or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited. Prior to joining Shire, Mr. Sender served as founding chief financial officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender currently serves on the board of directors of Harmony BioSciences Holdings, Inc., a publicly traded pharmaceutical company, and iBio, Inc., a publicly traded biotechnology company.  Mr. Sender also spent over 15 years in several leadership roles within Merck, a pharmaceutical company. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe Mr. Sender’s extensive experience in the life sciences industry, and in particular his financial acumen, qualifies him to serve on our board of directors.

Executive Officers Who Are Not Directors

Biographical information as of April 15, 2021 for our executive officers who are not directors is listed below.

Robert Abel, Ph.D., age 39, has served as our executive vice president, chief computational scientist, and head of modeling R&D since March 2021. Dr. Abel has been with our company for over 10 years and previously served as our executive vice president, science, from January 2020 to March 2021, senior vice president, science, from April 2017 to December 2019, vice president, scientific development from January 2014 to April 2017, director of structure-based science from January 2011 to December 2013, senior principal scientist and product manager from January 2010 to December 2010 and senior scientist from March 2009 to December 2009. Dr. Abel received a B.S. in Chemistry from the University of Florida and a Ph.D. in Chemical Physics from Columbia University. In graduate school, Dr. Abel was a National Science Foundation Graduate Research Fellow and a Department of Homeland Security Research Fellow, and worked from May 2005 to August 2005 at Los Alamos National Laboratory under the auspices of the DHS Research Fellowship.

Karen Akinsanya, Ph.D., age 53, has served as our executive vice president, chief biomedical scientist, head of discovery R&D since January 2020 and previously served as our senior vice president and chief biomedical scientist from April 2018 to December 2019. Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, where she held a variety of positions across Merck Research Labs, including associate vice president, early scientific assessment lead, business development & licensing from December 2013 to July 2017, collaboration lead and executive director, cardiovascular research from January 2010 to December 2013, and associate director, clinical pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as president. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.

Joel Lebowitz, age 57, has served as our executive vice president and chief financial officer since November 2018. Mr. Lebowitz previously spent 26 years at Merck, a pharmaceutical company, where he served as global finance lead, project management from September 2013 to December 2014, executive director, pipeline valuation and portfolio analysis from October 2011 to March 2014 and executive director, corporate planning and management reporting from 2005 to 2011. From January 2015 to October 2018, Mr. Lebowitz was retired. Mr. Lebowitz received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. in Finance and International Business from Columbia Graduate School of Business.

Patrick Lorton, age 37, has served as our executive vice president and chief technology officer since March 2021. Mr. Lorton has been with our company for over 13 years and previously served as our senior vice president and chief technology officer from April 2017 to March 2021, vice president of engineering from January 2016 to April 2017, director of software engineering from January 2015 to January 2016, associate director of software engineering from December 2012 to January 2015, project leader from January 2011 to December 2012 and scientific developer from September 2006 to December 2012. Prior to joining our company, Mr. Lorton served as a chemistry research assistant from December 2005 to September 2006 and a computer science research assistant from August 2004 to July 2006 at Indiana University Bloomington. Mr. Lorton received a B.S. in Computer Science and a B.A. in Mathematics and Chemistry from Indiana University Bloomington.

Yvonne Tran, age 50, has served as our executive vice president and chief legal officer since April 2017, and previously served as our general counsel from April 2010 to April 2017. Prior to joining our company, Ms. Tran previously served as senior corporate counsel at Oracle America, Inc., or Oracle, a technology company, from January 2008 to April 2010. Prior to joining Oracle, Ms. Tran served as outside legal consultant from January 2006 to January 2008 and deputy general counsel from April 2000 to January 2006 at DoubleClick, Inc., an advertising technology company since acquired by Google LLC. Ms. Tran received a B.A. in Molecular Biophysics and Biochemistry from Yale University and a J.D. from the University of Virginia School of Law.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has served as our independent registered public accounting firm since 2010.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of KPMG LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

Fee Category	2020	2019
Audit fees (1)	$829,875	$1,340,845
Audit-related fees (2)	23,700	22,891
Tax fees (3)	$178,259	$117,847
All other fees	—	—

Total fees	$1,031,834	$1,481,583

(1)

“Audit fees” consist of professional services provided by KPMG LLP in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements. The fees for fiscal year 2019 included services in connection with our initial public offering, and the fees for fiscal year 2020 included services in connection with our follow-on public offering.

(2)

“Audit-related fees” consist of assurance and related services provided by KPMG LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”.

(3)

“Tax fees” consist primarily of professional services provided by KPMG LLP that encompass a variety of permissible tax services, including federal and state tax compliance services, technical tax advice related to federal and state income tax matters, assistance with sales tax, and other tax consulting matters.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and other permitted non-audit services provided to us by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement to render the service is entered into pursuant to the pre-approval procedure.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Our independent registered public accounting firm and senior management will periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm.

During our 2020 and 2019 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered for an annual meeting are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2022 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Farid and Dr. Friesner, is an “independent director” as defined under applicable Nasdaq rules.. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Farid is not an independent director under these rules because he is our president and chief executive officer, and Dr. Friesner is not an independent director under these rules because he has received more than $120,000 in consulting fees from us during a 12-month period within the last three years. See “Transactions with Related Persons” for more information regarding Dr. Friesner.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a drug discovery committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and drug discovery committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, the nominating and corporate governance committee and the drug discovery committee is posted on the “Corporate Governance” section of the “Investors” section of our website, which is located at www.schrodinger.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

The members of our audit committee are Gary Sender, Gary Ginsberg, and Michael Lynton. Gary Sender serves as chair of the audit committee. On April 30, 2020, the audit committee was reconstituted. Prior to the reconstitution of our audit committee, the members of our audit committee were Gary Sender, Rosana Kapeller-Libermann and Michael Lynton, and Gary Sender served as chair of the audit committee. Our audit committee met five times during 2020. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Gary Sender is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The members of our compensation committee are Gary Sender, Rosana Kapeller-Libermann and Timothy M. Wright. Gary Sender serves as chair of the compensation committee. Our compensation committee met five times during 2020. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and making recommendations to our board of directors with respect to management succession planning at the request of our board of directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Michael Lynton, Jeffrey Chodakewitz, and Nancy Thornberry. Michael Lynton serves as chair of the nominating and corporate governance committee. On

April 30, 2020, Jeffrey Chodakewitz was elected to our nominating and corporate governance committee. Prior to this, the members of our nominating and corporate governance committee were Michael Lynton and Nancy Thornberry, and Michael Lynton served as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee did not meet during 2020. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Drug Discovery Committee

In December 2020, our board established a drug discovery committee. The members of our drug discovery committee are Jeffrey Chodakewitz, Rosana Kapeller-Libermann, Nancy Thornberry, and Timothy M. Wright. Jeffrey Chodakewitz serves as chair of the drug discovery committee. The drug discovery committee assists our board’s oversight of our drug discovery and research activities and assists us in evaluating related issues. Our drug discovery committee’s responsibilities include:

•	reviewing, evaluating, and advising our board of directors and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;

•	monitoring and evaluating trends in research and development, and advising our board of directors and management on such trends;

•	reviewing, evaluating, and advising our board of directors and management on significant drug discovery and development transactions;

•	regularly reviewing our research and development pipeline;

•	assisting our board of directors with its oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development; and

•	reviewing such other topics as delegated to the committee from time to time by our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met seven times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. We did not hold an annual meeting of stockholders during the time we were a public company in 2020.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors” section of our website, which is located at www.schrodinger.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our 2020 Equity Incentive Plan, or the 2020 Plan, to employees who are not directors or executive officers of our company. During 2020, the compensation committee did not delegate authority to such subcommittees or executive officers.

A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investors” section of our website, which is located at www.schrodinger.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chairman of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities.

Separating the duties of the chairman from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chairman and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Our nominating and corporate governance committee oversees risk management activities relating to board composition. Our drug discovery committee assists our board of directors in its oversight of our drug discovery and research activities. In addition, members of our senior management team attend our board meetings quarterly and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Anti-Hedging Policy

Our board of directors has adopted an insider trading policy, which applies to all of our directors and employees, including our executive officers, and certain of their family members and any entities controlled by such persons. The policy prohibits the following transactions in our securities: short sales, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities; or purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Our Commitment to Environmental, Social, and Governance Matters

We believe that a commitment to sound corporate citizenship is integral to our mission to improving human health and quality of life. This commitment requires us to be responsive to environmental, social, and governance, or ESG, related matters that impact the communities in which we operate. We expect to continue to focus on overseeing the ESG issues that have the biggest impact on our business and our stakeholders. These efforts will be focused on, among other things, diversity and inclusion, reducing our environmental footprint, and increasing corporate transparency. We look forward to sharing the progress of our initiatives with our stakeholders in the future as we continue to invest in these programs, all of which we believe are essential in promoting long-term sustainability for us, as a company, and our communities, as a whole.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Schrödinger, Inc.

120 West 45th Street, 17th Floor

New York, NY 10036

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith using reasonable judgment and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted  to our chief financial officer or our chief legal officer at 120 West 45th Street, 17th Floor, New York, New York 10036 or via the toll-free telephone number +1 844 440-0049.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation and Director Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2020. Our named executive officers for 2020 were Ramy Farid, Yvonne Tran, and Karen Akinsanya.

This section also describes the material elements of compensation awarded to, earned by or paid to each of our non-employee directors.

This section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and directors and is intended to place in perspective the data presented in the tables and narrative that follow.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of, our executive compensation program. In designing our executive compensation program, our compensation committee considers compensation data for national and regional companies in the biotechnology/pharmaceutical and technology industries provided by our independent compensation consultant to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation.

Since 2018, our compensation committee has retained Radford, part of the Rewards Solutions practice of Aon Plc, as its independent compensation consultant, to provide comparative data on executive compensation and director compensation practices in our industry and to advise on our executive compensation program generally. During 2020, our compensation committee directly retained Radford to advise the compensation committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash incentives, equity incentive awards and severance arrangements, and on our director compensation program, which includes fee retainers and equity incentive awards for non-employee directors. Radford made recommendations with respect to the amount and form of executive and director compensation. Although our compensation committee considers the advice and guidance of Radford as to our executive compensation program and our director compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Radford did not raise any conflict of interest.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Ramy Farid	2020	525,800	7,499,672	473,220	11,901(3)	8,510,593
President and Chief Executive Officer	2019	478,000	—	143,400	11,701(4)	633,101

Yvonne Tran	2020	428,000	1,679,025	256,800	11,901(3)	2,375,726
Executive Vice President and Chief Legal Officer	2019	415,000	—	124,500	10,001(5)	549,501

Karen Akinsanya	2020	400,000	1,679,025	240,000	11,901(3)	2,330,926
Executive Vice President, Chief Biomedical Scientist, Head of Discovery R&D	2019	330,000	—	99,000	11,701(4)	440,701

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 9 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on March 4, 2021, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect annual cash bonuses earned by our named executive officers for their performance in 2020 and 2019, respectively, under the Senior Executive Incentive Compensation Plan. For a description of the plan, see “—Senior Executive Incentive Compensation Plan” below.

(3)

Represents (i) premiums of $501 paid by us during 2020 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $11,400 made by us under our 401(k) plan.

(4)

Represents (i) premiums of $501 paid by us during 2019 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $11,200 made by us under our 401(k) plan.

(5)

Represents (i) premiums of $501 paid by us during 2019 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $9,500 made by us under our 401(k) plan.

Narrative to Summary Compensation Table

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In 2019, we paid Dr. Farid an annualized base salary of $478,000, Ms. Tran an annualized base salary of $415,000, and Dr. Akinsanya an annualized base salary of $330,000. In 2020, we paid Dr. Farid an annualized base salary of $525,800, Ms. Tran an annualized salary of $428,000, and Dr. Akinsanya an annualized salary of $400,000. In February 2021, our board of directors set Dr. Farid’s 2021 annual base salary at $620,000. In January 2021, our compensation committee set Ms. Tran’s 2021 annual base salary at $453,000 and Dr. Akinsanya’s 2021 annual base salary at $460,000.

Annual Bonus.    Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. In August 2019, our board of directors adopted our Senior Executive Incentive Compensation Plan. The Senior Executive Incentive Compensation Plan provides for cash bonus payments to be made to certain eligible executive officers, including named executive officers, based upon the attainment of performance targets established by our compensation committee, which are related to financial and operational measures or objectives with respect to our company. Each executive officer who is selected to participate in the plan has a targeted bonus opportunity set for each performance period, but payments under this plan may be higher or lower than the executive’s target bonus opportunity, depending upon our performance. This plan is designed to motivate our executive officers to achieve annual goals based on financial and operating performance objectives. For a further description of the plan, see “—Senior Executive Incentive Compensation Plan” below.

The 2019 corporate performance goals included, but were not limited to, those related to drug discovery and the drug discovery pipeline, software sales, collaborations, technology enhancement, corporate hiring, and our initial public offering. Each named executive officer’s individual target bonus amount for 2019, expressed as a percentage of his or her annual base salary, was 25%. With respect to 2019 performance, our board of directors awarded cash bonuses under our Senior Executive Incentive Compensation Plan of $143,400, $124,500, and $99,000 to Dr. Farid, Ms. Tran, and Dr. Akinsanya, respectively, which represents cash bonus awards at 30% of each named executive officer’s 2019 base salary, which exceeds the target bonus percentage for each such officer.

The 2020 corporate performance goals included, but were not limited to, those related to drug discovery and the drug discovery pipeline, software sales, collaborations, technology enhancement, corporate hiring, and our initial public offering. Dr. Farid’s individual target bonus amount for 2020, expressed as a percentage of his or her annual base salary, was 60%. Ms. Tran’s individual target bonus amount for 2020, expressed as a percentage of her annual base salary, was 40%. Dr. Akinsanya’s individual target bonus amount for 2020, expressed as a percentage of her annual base salary, was 40%. With respect to 2020 performance, our compensation committee awarded cash bonuses under our Senior Executive Incentive Compensation Plan of $473,220, $256,800, and $240,000 to Dr. Farid, Ms. Tran, and Dr. Akinsanya, respectively, which represents cash bonus awards at 90% of Dr. Farid’s 2020 base salary and at 60% of each of Ms. Tran’s and Dr. Akinsanya’s 2020 base salary, respectively, which exceeds the target bonus percentage for each such officer.

Equity Incentives.    Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors or our compensation committee periodically reviews the equity incentive compensation of our executive officers and from time to time may grant equity incentive awards to them in the form of stock options which may include time-based vesting features.

Prior to our initial public offering, our executives were eligible to receive equity awards under our 2002 Stock Incentive Plan, which plan is now expired, and our 2010 Stock Plan, as amended to date, or the 2010 Plan. Following the closing of our initial public offering in February 2020, our employees and executives became eligible to receive stock options and other equity-based awards under our 2020 Plan.

We did not grant option awards to our named executive officers in 2019. In February 2020, we granted options to purchase 896,280, 200,659, and 200,659 shares of our common stock to Dr. Farid, Ms. Tran, and Dr. Akinsanya, respectively, each at an exercise price of $17.00 per share. These options were granted pursuant to our 2020 Plan, were merit-based awards, and such options vested as to 25% of the original number of shares underlying the options on February 5, 2021 and vest as to an additional 2.0833% of the original number of shares underlying the options monthly thereafter until February 5, 2024. The options have a term of ten years.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we or they have performed as expected or better than expected. None of our executive officers is currently party to an employment agreement that provides for the automatic award of stock options. We have granted option awards to our executive officers with time-based vesting. The options that we have granted to our executive officers prior to November 2018 typically vest and become exercisable as to 25% of the shares underlying the option on each anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date. The options that we have granted to our executive officers in or following November 2018 typically vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter. Vesting rights cease upon termination of employment and exercise rights for previously vested stock options cease shortly after termination of employment, though exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically granted stock options with exercise prices equal to the fair market value of our common stock on the date of grant as determined by our board of directors, based on a number of objective and subjective factors. The exercise price of all stock options granted after our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the Nasdaq Global Select Market on the date of grant. The typical term of such stock options is ten years.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2020.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Ramy Farid	66,886(1)	—	1.20	1/7/2023
	160,527(1)	—	3.07	5/10/2026
	167,216	167,216(2)	4.34	11/29/2028
	—	896,280(3)	17.00	2/5/2030

Yvonne Tran	13,377(1)	—	1.57	7/19/2025
	13,377(1)	—	3.07	5/10/2026
	8,798	2,933(4)	2.92	6/1/2027
	13,377	13,377(5)	4.34	11/29/2028
	—	200,659(6)	17.00	2/5/2030

Karen Akinsanya	—	3,345(7)	2.92	10/10/2027
	—	26,755(8)	3.22	8/3/2028
	33,443	33,443(9)	4.34	11/29/2028
	—	200,659(6)	17.00	2/5/2030

(1)	This option is fully vested.

(2)

This option to purchase 334,432 shares vests over four years, with 25% of the original number of shares underlying such option having vested on December 31, 2019, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through December 31, 2022, subject to continued service.

(3)

This option to purchase 896,280 shares vests over four years, with 25% of the original number of shares underlying such option having vested on February 5, 2021, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 5, 2024.

(4)	This option to purchase 11,731 shares vests over four years, in equal yearly installments through January 1, 2021, subject to continued service.

(5)

This option to purchase 26,754 shares vests over four years, with 25% of the original number of shares underlying such option having vested on December 31, 2019, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through December 31, 2022, subject to continued service.

(6)

This option to purchase 200,659 shares vests over four years, with 25% of the original number of shares underlying such option having vested on February 5, 2021, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 5, 2024.

(7)	This option to purchase 13,377 shares vests over four years, in equal yearly installments through August 15, 2021, and as of December 31, 2020, 10,032 shares under this option have been exercised.

(8)	This option to purchase 53,509 shares vests over four years, in equal yearly installments through May 14, 2022, and as of December 31, 2020, 26,754 shares under this option have been exercised.

(9)

This option to purchase 66,886 shares vests over four years, with 25% of the original number of shares underlying such option having vested on December 31, 2019, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through December 31, 2022, subject to continued service.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of the named executive officer’s compensation, including initial base salary. Each named executive officer’s salary is reviewed by our compensation committee and the board of directors on an annual or more frequent basis and is subject to change in the discretion of our board of directors or compensation committee. Our named executive officers are eligible to participate in company-sponsored benefit programs that are generally available to all of our similarly-situated employees. Under these agreements, each named executive officer is also eligible to receive equity awards at such times and on such terms and conditions as the board of directors may determine.

Employment Agreement with Ramy Farid. We entered into an employment agreement with Ramy Farid, dated May 11, 2010. Under the employment agreement, Dr. Farid is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Farid’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Farid was entitled to an annualized base salary of $250,000, prorated for the period beginning May 11, 2010 and ending on December 31, 2010, and that Dr. Farid’s salary may be increased or decreased thereafter in our sole discretion. Dr. Farid’s current base salary is $620,000.

Employment Agreement with Yvonne Tran. We entered into an employment agreement with Yvonne Tran, dated April 27, 2010. Under the employment agreement, Ms. Tran is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Ms. Tran’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Ms. Tran was entitled to an annualized base salary of $235,000, prorated for the period beginning April 27, 2010 and ending on December 31, 2010, and that Ms. Tran’s salary may be increased or decreased thereafter in our sole discretion. Mr. Tran’s current base salary is $453,000.

Employment Agreement with Karen Akinsanya. We entered into an employment agreement with Karen Akinsanya, dated May 14, 2018. Under the employment agreement, Dr. Akinsanya is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Akinsanya’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary for a period of 30 days following such termination. The employment agreement provides that Dr. Akinsanya was entitled to an annualized base salary of $310,000, prorated for the period beginning May 14, 2018 and ending on December 31, 2018, and that Dr. Akinsanya’s salary may be increased or decreased thereafter in our sole discretion. Dr. Akinsanya’s current base salary is $460,000.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions

As part of their employment agreements, each of our named executive officers has agreed to certain standard non-competition, non-solicitation, confidential information, and assignment of invention restrictions. Pursuant to their employment agreements, each of Dr. Farid and Dr. Akinsanya has agreed that we own all developments that are made, created, developed, conceived or reduced to practice by such officer, alone or with others, (i) in the course of employment with us, whether during regular working hours or other hours, or (ii) during the period of employment with us, whether or not in the course of such employment, to the extent the same is related to our business or actual or demonstrably anticipated research or development or is made, created, developed, conceived or first reduced to practice with the time, private or proprietary information, or facilities of our company, our subsidiaries or our other affiliates, which we refer to collectively as the Schrödinger Companies. Pursuant to Ms. Tran’s employment agreement, Ms. Tran has agreed that we own all developments that are conceived, developed, made or produced by her, alone or in conjunction with others, (i) in the course of her employment with us, or (ii) with the time, private or proprietary information, or facilities of the Schrödinger Companies. In addition, each of our named executive officers has agreed not to, during his or her employment and for a period of one year thereafter, (i) solicit or encourage any customers, prospective customers, vendors, strategic partners or business associates of the Schrödinger Companies to cease or reduce their relationship with the Schrödinger Companies or to refrain from establishing or expanding a relationship with Schrödinger Companies, (ii) solicit or induce any employees, consultants, sales agents, contract researchers, contract programmers or other independent agents of the Schrödinger Companies or of certain D. E. Shaw group entities to cease employment or retention with the Schrödinger Companies or such D. E. Shaw group entities, or (iii) hire or engage any employee of the Schrödinger Companies or of certain D. E. Shaw group entities. Each of our named executive officers has agreed not to, during the term of his or her employment, knowingly engage in any activity or business which is the same nature as, or substantively similar to, our business or an activity or business which a Schrödinger Company is developing and of which such named executive officer has knowledge, and to protect our confidential and proprietary information indefinitely.

Senior Executive Incentive Compensation Plan

In August 2019, our board of directors adopted the Senior Executive Incentive Compensation Plan, or the Executive Cash Incentive Plan. The Executive Cash Incentive Plan provides for cash bonus payments to certain eligible executive officers, including named executive officers, based upon the attainment of performance targets established by our compensation committee, which are related to financial and operational measures or objectives with respect to our company.

Our compensation committee administers the Executive Cash Incentive Plan, selects the eligible executive officers and may select corporate performance goals in its discretion. The 2021 corporate performance goals include, but are not limited to, those related to drug discovery collaborations and our internal drug discovery pipeline, software sales, technology enhancement, corporate hiring, retention of key employees, and continuing to build out our public company infrastructure, including further developing our external communications strategies.

Under the Executive Cash Incentive Plan, each executive officer who is selected to participate in the Executive Cash Incentive Plan has a targeted bonus opportunity set for each performance period, but payments under this plan may be higher or lower than the executive’s target bonus opportunity, depending upon our performance. Bonuses paid under the Executive Cash Incentive Plan are based upon bonus formulas that tie such bonuses to one or more performance targets relating to the corporate performance goals. The bonus formulas are adopted in each performance period by the compensation committee and communicated to each executive officer at the beginning of each performance period. The level of achievement of the corporate performance goals will be determined by the compensation committee, in its discretion and after applying any adjustments that the committee determines to be appropriate, at the end of each fiscal year after our financial reports have been issued. If the corporate performance goals are met, payments will be made as soon as practicable following the compensation committee’s determination of the bonus payable to each executive officer. Subject to the compensation committee’s discretion to pay a pro-rated bonus under limited circumstances, each executive officer must be employed by us on the date the bonus is payable in order to be eligible to receive the bonus payment. The board of directors or the compensation committee may amend or terminate the Executive Cash Incentive Plan at any time for any reason.

Dr. Farid’s individual target bonus amount for 2021, expressed as a percentage of his annual base salary, is 60%. Ms. Tran’s individual target bonus amount for 2021, expressed as a percentage of her annual base salary, is 40%. Dr. Akinsanya’s individual target bonus amount for 2021, expressed as a percentage of her annual base salary, is 40%.

Executive Severance and Change in Control Benefits Plan

The Executive Severance and Change in Control Benefits Plan, which we refer to as the Severance Plan, became effective following the closing of our initial public offering and provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).

Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (i) continue receiving his or her base salary for a specified period (in the case of Dr. Farid, for 12 months, in the case of Ms. Tran, for nine months and, in the case of Dr. Akinsanya, for six months) following the date of termination, (ii) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for up to 12 months following the date of termination, and (iii) the amount of any unpaid annual bonus determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.

The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason, the executive is entitled to (i) a single lump-sum payment equal to a percentage of his or her annual base salary (in the case of Dr. Farid, 100%, in the case of Ms. Tran, 75%, and, in the case Dr. Akinsanya, 50%), (ii) a single lump sum payment in an amount equal to a percentage of his or her target annual bonus for the year in which the termination of employment occurs or for the year in which the change in control occurs, if greater (in the case of Dr. Farid, 100%, in the case of Ms. Tran, 75%, and, in the case Dr. Akinsanya, 50%), (iii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination of employment (18 months in the case of Dr. Farid), and (iv) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination. In addition, all of the executive’s outstanding unvested equity awards that vest solely based on the passage of time will vest and become fully exercisable or non-forfeitable on the date of such termination.

To the extent that any severance or other compensation payment to any of our executives pursuant to the Severance Plan, any employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

All payments and benefits provided under the Severance Plan are contingent upon the execution and effectiveness of a release of claims by the executive in our favor and continued compliance by the executive with any proprietary information and inventions, nondisclosure, non-competition, non-solicitation (or similar) agreement to which we and the executive are party.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred contributions. Vesting in our discretionary matching contributions is based on years of service to us, with 25% vesting per year of service to us and 100% vesting at the end of the fourth year of service to us. Employee contributions are held and invested by the plan’s trustee as directed by participants. Our 401(k) plan provides that each participant can contribute up to 75% of such participant’s eligible compensation (pre-tax or post-tax Roth contributions), up to the statutory limit, which was $19,000 for 2019 and $19,500 for 2020. Participants who are at least 50 years old were also eligible to make “catch-up” contributions of up to an additional $6,000 above the statutory limit in 2019 and up to an additional $6,500 above the statutory limit in 2020. The 401(k) plan provides us with the discretion to match participant contributions up to certain specified amounts. Effective January 1, 2019, we began making discretionary matching contributions to participants under our 401(k) plan equal to 50% of the participant’s contribution to the 401(k) plan up to a maximum participant contribution of 8% of participant’s eligible compensation.

Rule 10b5-1 Sales Plans

Our directors and executive officers have adopted and may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information or restricted under our insider trading policy.

Director Compensation

The table below shows all compensation awarded to, earned by or paid to our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Michael Lynton	84,560	108,017	—	192,577
Jeffrey Chodakewitz, M.D.	30,000	560,335	—	590,335
Richard A. Friesner, Ph.D.	35,604	4,585,429	363,750(3)	4,984,783
Gary Ginsberg	33,333	560,335	—	593,668
Rosana Kapeller-Libermann, M.D., Ph.D.	43,179	108,017	—	151,196
Gary Sender	67,385	108,017	—	175,402
Nancy Thornberry	40,055	108,017	—	148,072
Timothy M. Wright, M.D.	40,945	108,017	—	148,962

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC 718. The amounts reported reflect the aggregate grant date fair value with respect to (i) options to purchase 12,909 shares of our common stock granted to each of Mr. Lynton, Dr. Kapeller-Libermann, Mr. Sender, Ms. Thornberry and Dr. Wright on February 10, 2020 in connection with the closing of our initial public offering, (ii) options to purchase 25,216 shares of our common stock granted to each of Dr. Chodakewitz and Dr. Ginsberg on April 30, 2020 in connection with their initial appointment to our board and (iii) an option to purchase 12,909 shares of our common stock granted to Dr. Friesner for his service on our board and an option to purchase 535,092 shares of our common stock granted to Dr. Friesner in connection with his service as our consultant, each on February 10, 2020. See Note 9 to our consolidated financial statements appearing in our annual report on Form 10-K, which was filed with the SEC on March 4, 2021, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common underlying such stock options.

(2)

As of December 31, 2020, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director serving during 2020 was as follows: Mr. Lynton, 68,172 shares; Dr. Chodakewitz, 25,216 shares; Dr. Friesner, 708,528 shares; Mr. Ginsberg, 25,216 shares; Dr. Kapeller-Libermann, 66,418 shares; Mr. Sender, 53,040 shares; Ms. Thornberry, 59,729 shares, and Dr. Wright, 12,909 shares.

(3)

Represents consulting fees paid to Dr. Friesner in connection with his consulting agreement. For further information about our consulting agreement with Dr. Friesner, as well our transactions with Dr. Friesner and his employer, Columbia University, see “Transactions with Related Persons” below.

Prior to the closing of our initial public offering, we paid cash fees and granted options to purchase shares of our common stock to certain of our non-employee directors for their service on our board of directors; however, we did not have a formal non-employee director compensation program. Prior to the closing of our initial public offering, we reimbursed our non-employee directors, on an as requested basis, for reasonable travel expenses incurred in connection with attending board of director and committee meetings.

Dr. Farid, one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as a director. Dr. Farid is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Farid is discussed above under “—Summary Compensation Table” and “—Narrative to Summary Compensation Table.”

2020 Director Compensation Program. In January 2020, our board of directors approved a director compensation program that became effective on the effective date of the registration statement for our initial public offering, which was February 5, 2020. During 2020, under this director compensation program, we paid our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board of directors and of each committee received higher retainers for such service. These fees were payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment was prorated for any portion of such quarter that the director was not serving on our board of directors and no fee under the program was payable in respect of any period prior to the completion of our initial public offering. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	$10,000	$10,000
Compensation Committee	$6,000	$6,000
Nominating and Corporate Governance Committee	$5,000	$5,000

We also reimbursed our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In addition, under our director compensation program, Dr. Chodakewitz and Mr. Ginsberg received, upon his initial or appointment to our board of directors in 2020, an option to purchase 25,216 shares of our common stock under the 2020 Plan. Each of these options will vest as to one-third of the shares of our common stock underlying such option on each of the first, second and third anniversaries of the grant. All options issued to our non-employee directors under our director compensation program were issued at exercise prices equal to the fair market value of our common stock on the date of grant, will vest based on continued service, and will become exercisable in full upon specified change in control events. The foregoing share numbers for initial and annual option grants to our non-employee directors are subject to adjustment in the event of stock splits, reverse stock splits and other events.

2021 Director Compensation Program. In December 2020, our board of directors approved an amended and restated director compensation program, which provided that, effective January 1, 2021, the annual fee for serving as a member of the drug discovery committee was $5,000 and the supplemental annual fee for serving as the chair of the drug discovery committee was $5,000.

In February 2021, our board of directors approved a second amended and restated director compensation program, which modified the cash retainer fees for service on the compensation committee, effective as of January 1, 2021. The annual fee for serving on the compensation committee was increased to $7,500 and the supplemental annual fee for serving as the chair of the compensation committee was increased to $7,500.

Under the second amended and restated director compensation program currently in effect, the fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000
Drug Discovery Committee	$5,000	$5,000

In addition, under our second amended and restated director compensation program, beginning in 2021, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase 17,471 shares of our common stock under the 2020 Plan (decreased from an option to purchase 25,216 shares under our prior director compensation program). Each of these options will vest as to one-third of the shares of our common stock underlying such option on each of the first, second and third anniversaries of the grant. Further, on the date of the first board meeting held after each annual meeting of stockholders commencing with this Annual Meeting, each non-employee director will receive an option to purchase 8,736 shares of our common stock under the 2020 Plan (decreased from an option to purchase 12,909 shares under our prior director compensation program); provided, however, that for a non-employee director who was initially elected to our board of directors within the 12 months preceding the annual meeting of stockholders, the number of shares subject to such option shall be pro-rated on a monthly basis for time in service. Each of these options will vest on the twelve-month anniversary of the date of grant of the award (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the award). All options issued to our non-employee directors under our amended and restated director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant, will vest based on continued service, and will become exercisable in full upon specified change in control events. The foregoing share numbers for initial and annual option grants to our non-employee directors are subject to adjustment in the event of stock splits, reverse stock splits and other events.

Equity Ownership Guidelines for Directors and Executives

In 2021, our board of directors adopted equity ownership guidelines applicable to our directors and executives who are required to make filings under Section 16 of the Exchange Act or have the title of executive vice president. To further align the interests of our directors and executive with the interests of our stockholders, our board of directors determined that such directors and executives should hold shares of our common stock and other equity rights that have a fair market value commensurate with their respective roles with us. The board or the compensation committee has the full power to administer and interpret the equity ownership guidelines.

The ownership requirement applicable to our directors and executives will be equal to the following multiple of the individual’s base salary or cash retainer, as applicable:

Title	Dollar value of equity
Chief executive officer	3.0x annual base salary
Executive vice president	2.0x annual base salary
Senior vice president	1.0x annual base salary
Non-employee directors	3.0x annual cash retainer

The ownership requirement will be measured as to each director and executive as of June 30 of each year. Our current directors and executives are expected to achieve the applicable ownership requirement by June 30, 2026. Newly hired and newly promoted executives and newly elected directors, in each case, not previously subject to these guidelines are expected to achieve the applicable ownership requirement within five years from the date of hire, promotion, or initial election, as applicable.

In calculating equity ownership level, the following shares and equity rights shall be included: outstanding shares of common stock that are not pledged, vested restricted stock units and performance stock units, unvested restricted stock units and performance stock units that are subject to only time-based vesting, unexercised, vested in-the-money stock options, and any other vested grants or account balances under share-based company compensation plans. Unvested restricted stock units and performance stock units subject to performance conditions, unvested stock options, and pledged shares of common stock shall not be included in calculating any individual’s equity ownership level. Following the conclusion of any applicable phase-in period applicable to a director or executive, in the event that such individual does not satisfy the ownership requirement as of any measurement date, then we may implement such conditions, restrictions or limitations on such individual as we determine to be necessary or appropriate in order to achieve the purposes of our equity ownership guidelines.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table contains information about our 2010 Plan, 2020 Plan and our 2020 Employee Stock Purchase Plan, or 2020 ESPP, as of December 31, 2020.

	As of December 31, 2020
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,257,460	$12.14	2,755,551(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	7,257,460	$12.14	2,755,551

(1)	Includes the 2010 Plan, 2020 Plan and 2020 ESPP.

(2)

As of December 31, 2020, 2,168,706 shares of our common stock were available for issuance under the 2020 Plan. The number of shares reserved for issuance under the 2020 Plan will be increased (x) on each January 1 through January 1, 2025 by a number of shares of common stock equal to the smaller of (i) 1.5% of the sum of (A) the outstanding shares of common stock, (B) the outstanding shares of limited common stock, and (C) the outstanding stock options granted by us (which sum we refer to as the “outstanding equity”), calculated on the last business day of the prior fiscal year or (ii) the number of shares of common stock determined by our board of directors and (y) on each January 1 beginning with January 1, 2026 through January 1, 2030, by a number of shares of common stock equal to the smaller of (i) 1.0% of the outstanding equity, calculated on the last business day of the prior fiscal year or (ii) the number of shares of common stock determined by our board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, repurchased or are otherwise terminated by us under the 2020 Plan or the 2010 Plan are added back to the shares of common stock available for issuance under the 2020 Plan. On January 1, 2021, the shares under the 2020 Plan were increased by 1,157,028 shares pursuant to the annual increase described above.

(3)	As of December 31, 2020, 586,845 shares of our common stock were reserved for issuance under the 2020 ESPP.

In February 2021, we adopted the 2021 Inducement Equity Incentive Plan, pursuant to which we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of the Nasdaq Stock Market Rule 5635(c)(4). Neither consultants nor advisors shall be eligible to participate in the plan.  The number of shares of common stock that may be issued under the plan is 500,000. Such plan was not adopted by our stockholders.  The plan will be administered by our board of directors.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2019, we have engaged in the following transactions in which (i) the amounts involved exceeded $120,000 and (ii) any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Participation in Initial Public Offering

On February 10, 2020, the Bill & Melinda Gates Foundation Trust, which is a holder of more than 5% of our voting securities, purchased shares of our common stock in our initial public offering. The following table sets forth the aggregate number of shares of our common stock purchased by such holder and the aggregate amount of consideration paid for such shares.

Purchaser	Shares of Common Stock	Aggregate Consideration
Bill & Melinda Gates Foundation Trust (1)	588,235	$9,999,995

(1)	See “Principal Stockholders” for additional information about shares held by this entity.

Share Exchange Agreement with Bill & Melinda Gates Foundation Trust

On November 9, 2018, we entered into a share exchange agreement, or the Share Exchange Agreement, with the Bill & Melinda Gates Foundation Trust, a holder of more than 5% of our voting securities. Under the Share Exchange Agreement, the Bill & Melinda Gates Foundation Trust had the right to elect to exchange all or any portion of its shares of our common stock and/or our preferred stock for shares of our non-voting common stock, at any time without the payment of additional consideration, and we had covenanted to reserve and keep available such number of duly authorized shares of our non-voting common stock as shall be sufficient to permit the Bill & Melinda Gates Foundation Trust to exchange its shares of our common stock and/or our preferred stock for shares of our non-voting common stock. Under the Share Exchange Agreement, each share of preferred stock was exchangeable for a number of shares of our non-voting common stock that equals the number of shares of common stock into which such share of preferred stock is then convertible and cash for any fractional shares. Each share of common stock was exchangeable for one share of our non-voting common stock. On January 24, 2020, we changed the name of our non-voting common stock to limited common stock and entered into an amended and restated share exchange agreement with the Bill & Melinda Gates Foundation Trust pursuant to which we and the Bill & Melinda Gates Foundation Trust have agreed that in lieu of exchanging shares of their common stock and/or preferred stock into non-voting common stock, they have the right to exchange shares of their common stock and/or preferred stock for limited common stock.

Upon the closing of our initial public offering, the Bill & Melinda Gates Foundation Trust exchanged 98,406,823 shares of its preferred stock for an aggregate of 13,164,193 shares of our limited common stock. On November 24, 2020, the Bill & Melinda Gates Foundation Trust voluntarily converted 4,000,000 shares of limited common stock into 4,000,000 shares of common stock under our certificate of incorporation.

Relationship with Richard Friesner

Consulting Agreement with Richard Friesner

We are party to a consulting agreement with Richard Friesner dated July 1, 1999, as amended, pursuant to which Dr. Friesner provides certain services related to enhancing, improving and further developing of our molecular modeling software. Dr. Friesner is one of our co-founders and has been a member of our board of directors since 1990. Under the consulting agreement, we paid Dr. Friesner $347,000 and $363,750 for consulting services during 2019 and 2020, respectively. Under his consulting agreement, we have agreed to pay Dr. Friesner a monthly consulting fee of $31,708 from January 1, 2021 through June 30, 2021, of which $126,833 was paid as of the date hereof.

In addition, on February 5, 2020, our board of directors granted to Dr. Friesner, in connection with his services to us as a consultant, an option to purchase 535,092 shares of our common stock, at an exercise price of $17.00 per share. This option vested as to 25% of the shares underlying the option on February 5, 2021 and will vest as to an additional 2.0833% of the original number of shares underlying the options monthly thereafter until February 5, 2024.

Columbia License Agreements and Royalty Payments to Columbia University and Richard Friesner

We have entered into various license agreements with the Trustees of Columbia University, or Columbia University, pursuant to which we license software and code from Columbia University in exchange for our obligation to make specified royalty payments to Columbia University. For a description of certain of our license agreements with Columbia University, see “Item 1. Business—License Agreements with Columbia University” in our annual report on Form 10-K for the year ended December 31, 2020. Dr. Friesner, the William P. Schweitzer Professor of Chemistry at Columbia University and the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and one of our co-founders and a member of our board of directors, was the inventor of certain of the technologies licensed to us pursuant to certain of our license agreements with Columbia University. Columbia University distributes a portion of the royalties we pay to it pursuant to such license agreements to Dr. Friesner and to Dr. Friesner’s laboratory at Columbia University. Columbia University distributed $265,618 and $113,670 to Dr. Friesner on account of royalties we paid to Columbia University in 2019 and 2020, respectively. Columbia University distributed $480,280 and $0 to Dr. Friesner’s laboratory on account of royalties we paid to Columbia University in 2019 and 2020, respectively.

Gift to Columbia University for Richard Friesner’s Laboratory

On May 31, 2019, we entered into a letter agreement with the Trustees of Columbia University in the City of New York, or the Trustees of Columbia University, pursuant to which we agreed to provide a gift of up to $1,500,000, in five annual installments of $300,000 beginning on June 30, 2019, to the Trustees of Columbia University to establish the Computational Chemistry & Pharmaceutical Sciences Research Fund at Columbia University. Such gift will be used to support Dr. Friesner’s laboratory at Columbia University. As of the date hereof, we have provided $600,000 of the $1,500,000 gift to the Trustees of Columbia University.

Relationship with Gates Ventures, LLC

We entered into an agreement with Gates Ventures, LLC, effective as of June 23, 2020, in connection with a research project to develop an atomistic simulation platform that is capable of modeling key chemical processes controlling the performance of active materials in an operating battery. As of the date hereof, we have received $1,000,000 pursuant to the agreement, and we are entitled to receive additional $1,000,000 payments on or around the first and second anniversary of our entry into the agreement, subject to us providing certain progress reports to the Trustees of Columbia University in the City of New York. Gates Ventures, LLC is controlled by William H. Gates III, who may be deemed to be the beneficial owner of more than 5% of our voting securities.

Relationship with David Shaw

Services Agreement with D. E. Shaw India Private Limited

Schrödinger, LLC, our wholly owned subsidiary, is party to a services agreement, dated as of June 25, 2013 and effective as of January 1, 2013, with D. E. Shaw India Private Limited (f/k/a D. E. Shaw India Software Private Limited), or DESIS. DESIS is wholly owned by D. E. Shaw & Co., L.P., or DESCO LP. David E. Shaw, who is a beneficial owner of more than 5% of our voting securities, is a limited partner of DESCO LP and the president and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of DESCO LP. Pursuant to the services agreement, DESIS provides a number of services to Schrödinger, LLC, including development and maintenance of software, support for technical and scientific research projects, programming, functional testing and validation of products and support for our data entry team. Schrödinger, LLC paid to DESIS $1,808,516, $2,607,421, and $1,887,559 for such services in 2019, 2020, and 2021 (through March 31, 2021), respectively. In connection with the services agreement, Schrödinger, LLC also paid to DESCO LP $324,162, $448,615, and $0 in 2019, 2020, and 2021 (through March 31, 2021), respectively, for certain indirect costs and expenses, including travel-related expenses, incurred by DESCO LP in connection with DESIS’s provision of services to us.

Agreements with D. E. Shaw Research LLC

From time to time, Schrödinger, LLC, our wholly owned subsidiary, has engaged in transactions with D. E. Shaw Research, LLC, or DESRES. David E. Shaw, who is a beneficial owner of more than 5% of our voting securities, is the chief scientist and a member of DESRES and the president and sole shareholder of D. E. Shaw & Co., II, Inc., the sole member of D. E. Shaw Technology Development, LLC, or DESTECH, which is the managing member of DESRES.

Schrödinger, LLC sold licenses to a number of our software products to DESRES in exchange for aggregate consideration of $147,328, $173,152 and $0 in 2019, 2020, and 2021 (through March 31, 2021), respectively.

On March 14, 2013, Schrödinger, LLC entered into a license and software development agreement with DESRES. Pursuant to the agreement, Schrödinger, LLC and DESRES agreed to develop and commercialize a software product, referred to as the Desmond/GPU Product, which combines certain of our software with certain DESRES software related to molecular simulation in connection with graphic processing units, which we refer to as the GPU DESRES Software. Under the agreement, Schrödinger, LLC and DESRES license each other’s software so as to enable (i) Schrödinger, LLC and DESRES to market and distribute the Desmond/GPU Product and (ii) Schrödinger, LLC to market and distribute any of our other products, or the Other Schrödinger Products, incorporating or statically or dynamically linking to any portion of the GPU DESRES Software. Schrödinger, LLC pays to DESRES a royalty equal to a low double-digit percentage of annual payments received by Schrödinger, LLC for licensing, leasing, renting or providing maintenance on the Desmond/GPU Product and any Other Schrödinger Product. Such royalties are calculated on a graduated basis and are payable in perpetuity. In addition, in the event Schrödinger, LLC performs services using the Desmond/GPU Product or Other Schrödinger Products on behalf of or in collaboration with third parties, Schrödinger, LLC pays to DESRES a single-digit royalty on the services fees that directly relate to such usage. Schrödinger, LLC paid to DESRES $1,880,209, $2,354,487, and $1,804,207 in royalties in 2019, 2020, and 2021 (through March 31, 2021), respectively. To the extent DESRES were to commercially market or distribute the Desmond/GPU Product, we would be entitled to a royalty equal to a mid-double digit percentage of annual payments received by DESRES for licensing, leasing, renting or providing maintenance on the Desmond/GPU Product. Such royalties are calculated on a graduated basis and are payable in perpetuity. DESRES does not currently commercially sell or license the Desmond/GPU Product, and as such, DESRES did not pay us any royalties from January 1, 2019 through the date hereof.

On May 20, 2014, Schrödinger, LLC entered into an amended and restated license and software development agreement with DESRES. Pursuant to the agreement, Schrödinger, LLC and DESRES agreed to develop and commercialize a software product, or the Software Product, which combines certain of our software with certain DESRES software related to molecular simulation for central processing units, or the DESRES Software. Under the agreement, Schrödinger, LLC and DESRES license each other’s software so as to enable (i) Schrödinger, LLC and DESRES to market and distribute the Software Product, and (ii) Schrödinger, LLC to market and distribute any of our other products, or the Other Schrödinger Software Products, incorporating or statically or dynamically linking to any portion of the DESRES Software. Schrödinger, LLC pays to DESRES a royalty equal to a low-double-digit percentage of annual payments received by Schrödinger, LLC for licensing, leasing, renting or providing maintenance on the Software Product and any Other Schrödinger Software Product. Such royalties are calculated on a graduated basis and are payable in perpetuity. In addition, in the event Schrödinger, LLC performs services using the Software Product or Other Schrödinger Software Products on behalf of or in collaboration with third parties, Schrödinger, LLC pays to DESRES a single-digit royalty on the services fees that directly relate to such usage. The royalties are graduated and are payable in perpetuity. Under the agreement, Schrödinger, LLC paid to DESRES $601,141, $252,934, and $83,352 in aggregate royalties in 2019, 2020, and 2021 (through March 31, 2021), respectively. To the extent DESRES were to commercially market or distribute the Software Product, we would be entitled to a royalty equal to a mid double-digit percentage of annual payments received by DESRES for licensing, leasing, renting or providing maintenance on the Software Product. Such royalties are calculated on a graduated basis and are payable in perpetuity. DESRES does not currently commercially sell or license the Software Product, and as such, DESRES did not pay us any royalties from January 1, 2019 through the date hereof.

Under both license and software development agreements, Schrödinger, LLC provides certain maintenance and support services for end users using the software product under unpaid non-commercial licenses. In consideration of these maintenance and support services, DESRES paid to Schrödinger, LLC $51,544, $53,126, and $13,433 in 2019, 2020, and 2021 (through March 31, 2021), respectively.

Registration Rights

We are a party to an investor rights agreement with certain holders of our voting securities, including some of our 5% stockholders and their affiliates. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering in February 2020. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our capital stock as of April 19, 2021 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of our capital stock.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 61,326,315 shares of our common stock and 9,164,193 shares of our limited common stock outstanding as of April 19, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and limited common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 19, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock and limited common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Schrödinger, Inc., 120 West 45th Street, 17th Floor, New York, New York 10036.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Limited Common Stock	Common Stock	Limited Common Stock
5% Stockholders
Bill & Melinda Gates Foundation Trust (1)	6,981,664	9,164,193	11.4%	100.0%
Entities affiliated with David E. Shaw (2)	7,958,669	—	13.0	—
The Vanguard Group (3)	3,805,264	—	6.2	—

Directors and Named Executive Officers
Ramy Farid (4)	912,658	—	1.5%	—
Yvonne Tran(5)	125,289	—	*	—
Karen Akinsanya (6)	120,673	—	*	—
Michael Lynton (7)	56,467	—	*	—
Jeffrey Chodakewitz(8)	8,405	—	*	—
Richard A. Friesner (9)	1,579,503	—	2.6	—
Gary Ginsberg(10)	8,405	—	*	—
Rosana Kapeller-Libermann(11)	45,237	—	*	—
Gary Sender(12)	2,527	—	*	—
Nancy Thornberry(13)	33,393	—	*	—
Timothy M. Wright(14)	12,909	—	*	—
All executive officers and directors as a group (14 persons)(15)	3,070,316	—	5.0%	—

*	Less than 1%

(1)

Based solely on a Schedule 13G filed by the Bill & Melinda Gates Foundation Trust, or the Trust, on February 12, 2021. Consists of (i) 6,981,664 shares of common stock held by the Trust, and (ii) 9,164,193 shares of limited common stock held by the Trust. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, all shares beneficially owned by the Trust may be deemed to be beneficially owned by William H. Gates III and Melinda French Gates, as Co-Trustees of the Trust. The address of the Trust is 2365 Carillon Point, Kirkland, Washington 98033.

(2)

Based solely on a Schedule 13G/A filed jointly by David E. Shaw, Schrodinger Equity Holdings, LLC and Charles Ardai on April 26, 2021 and a Form 4 filed jointly by David E. Shaw and Schrodinger Equity Holdings, LLC on April 15, 2021. Consists of (i) 7,954,405 shares of common stock held by Schrodinger Equity Holdings, LLC and (ii) 4,264 shares of common stock held by D. E. Shaw Technology Development, LLC. By virtue of David E. Shaw’s position as president and sole shareholder of D. E. Shaw & Co. II, Inc., which is the sole member of D. E. Shaw Technology Development, LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the shares held by D. E. Shaw Technology Development, LLC. Schrodinger Equity Holdings, LLC is owned in its entirety through a trust of which David E. Shaw is the trustee and beneficiary. As a result, Schrodinger Equity Holdings, LLC’s shares are held on behalf of David E. Shaw, who has the right to receive dividends from, or the proceeds from the sale of, such shares at the direction of Charles Ardai, who is the Distribution Manager of Schrodinger Equity Holdings, LLC. As the Distribution Manager of Schrodinger Equity Holdings, LLC, Charles Ardai has sole voting power with respect to the shares held by Schrodinger Equity Holdings, LLC. The principal business address of Schrodinger Equity Holdings, LLC, D. E. Shaw Technology Development, LLC and Charles Ardai is 120 West 45th Street, 39th Floor, New York, New York 10036.

(3)

Based solely on a Schedule 13G filed by The Vanguard Group, or Vanguard, on February 10, 2021. Vanguard is deemed to be the beneficial owner of 3,805,264 shares of common stock, with respect to which it reported shared voting power over 72,276 shares, sole dispositive power over 3,704,008 shares and shared dispositive power over 101,256 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Consists of (i) 184,432 shares of common stock held by Dr. Farid and (ii) 728,226 shares of common stock underlying options held by Dr. Farid that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.

(5)

Consists of (i) 17,131 shares of common stock held by Ms. Tran and (ii) 108,158 shares of common stock underlying options held by Ms. Tran that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.

(6)	Consists of 120,673 shares of common stock underlying options held by Dr. Akinsanya that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(7)	Consists of 56,467 shares of common stock underlying options held by Mr. Lynton that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(8)	Consists of 8,405 shares of common stock underlying options held by Dr. Chodakewitz that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(9)

Consists of (i) 504,450 shares of common stock held by Dr. Friesner, (ii) 694,925 shares of common stock held by RF 2018 GRAT, of which Dr. Friesner is trustee, (iii) 351,800 shares of common stock underlying options held by Dr. Friesner that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date, and (iv) 28,328 shares held by Dr. Friesner's spouse.

(10)	Consists of 8,405 shares of common stock underlying options held by Mr. Ginsberg that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(11)	Consists of 45,237 shares of common stock underlying options held by Dr. Kapeller-Libermann that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(12)	Consists of 2,527 shares of common stock underlying options held by Mr. Sender that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.

(13)	Consists of 33,393 shares of common stock underlying options held by Ms. Thornberry that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(14)	Consists of 12,909 shares of common stock underlying options held by Dr. Wright that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.
(15)

Consists of (i) 1,482,984 shares of common stock and (ii) 1,587,332 shares of common stock underlying options that are exercisable as of April 19, 2021 or will become exercisable within 60 days after such date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our capital stock to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission concerning their ownership of, and transactions in, our capital stock.

To our knowledge, based solely on our review of the copies of such reports furnished to us and on the representations of the reporting persons, all of these reports were timely filed for the fiscal year ended December 31, 2020, except for one late Form 4 filing with respect to a stock option exercise by Jenny Herman, our senior vice president and controller and one late Form 3 filing reporting initial ownership of our common stock and one late Form 4 filing reporting two dispositions of our common stock by Charles Ardai, a beneficial owner of more than ten percent of our common stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, KPMG LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By the audit committee of the board of directors of Schrödinger, Inc.

Gary Sender

Gary Ginsberg

Michael Lynton

April 28, 2021

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2021. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Schrödinger, Inc., 120 West 45th Street, 17th Floor, New York, New York 10036.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

Under the advance notice provisions, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 17, 2022 and no later than March 19, 2022.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCHRÖDINGER® Schrödinger, Inc 120 West 45th Street, 17th Floor New York, NY 10036   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SDGR2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D50141-P54551 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SCHRÖDINGER, INC. The Board of Directors recommends you vote FOR the election of each of the following Class I directors to serve until 2024 Annual Meeting of Stockholders: 1. Election of Class I Directors Nominees: For Against Abstain 1a. Ramy Farid Gary Ginsberg For Against Abstain The Board of Directors recommends you vote FOR the following proposal:   Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.   NOTE: Such other business as may properly come before the meeting or adjournment thereof.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D50142-P54551 SCHRÖDINGER, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 2021 10:00 AM ET This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Ramy Farid, Joel Lebowitz and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 17, 2021, virtually at www.virtualshareholdermeeting.com/SDGR2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCHRÖDINGER® Schrödinger, Inc 120 West 45th Street, 17th Floor New York, NY 10036 VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SDGR2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D50143-P54551 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SCHRÖDINGER, INC. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or adjournment thereof.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D50144-P54551 SCHRÖDINGER, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 2021 10:00 AM ET This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Ramy Farid, Joel Lebowitz and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 17, 2021, vitually at www.virtualshareholdermeeting.com/SDGR2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE